                                                                    Exhibit 23.3

PRICEWATERHOUSECOOPERS

------------------------------------------ -------------------------------------
                                           PricewaterhouseCoopers LLP
                                           Chartered Accountants
                                           5700 Yonge Street
                                           Suite 1900
December 14, 1998                          North York Ontario
                                           Canada M2M 4K7
                                           Telephone +1 (416) 218 1500
                                           Facsimile +1 (416) 218-1499
                                           Direct Tel. +1 (416) 218-1432
                                           Direct Fax +1 (416) 218-1499


Consent of Independent Public Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Visible Genetics Inc. (the "Company"), of our report dated February 20, 1998 relating to our audit of the Company's consolidated balance sheets as at December 31, 1997 and 1996 and the consolidated statements of operations and deficit and consolidated changes in cash flows for the years ended December 31, 1997, 1996 and 1995, which report is included in the Company's Annual Report on Form 20-F dated May 8, 1998, and to the reference in the Registration Statement to our firm under the heading "Experts."



  /s/ PricewaterhouseCoopers LLP
------------------------------------
Chartered Accountants











PricewaterhouseCoopers LLP is a Canadian member form of PricewaterhouseCoopers International, an English company limited by guarantee.